EXHIBIT 10.5.2

NOTICE OF GRANT OF STOCK OPTION

UNDER TERMS AND CONDITIONS OF 2008 PERFORMANCE INCENTIVE PLAN

Name of Grantee:
Total Number of Shares Subject to this Option:
Type of Option:	Non-Qualified Stock Option
Exercise Price Per Share:
Date of Grant:
Expiration Date:

Dates First Exercisable:	Until the first anniversary of the Date of Grant, this Option may not be exercised with respect to any of the Shares covered hereby.

During the second year, this Option may be exercised as to not more than one-third of the total number of Shares covered hereby.

During the third year, this Option may be exercised as to an additional one-third, but cumulatively not more than two-thirds of the total number of Shares covered hereby.

On or after the third anniversary of the Date of Grant, this Option may be exercised up to one hundred percent of the total number of Shares covered hereby.

By your signature and the Corporation’s signature below, you and the Corporation agree that the Option is granted under and governed by the terms and conditions of the Corporation’s 2008 Performance Incentive Plan (the “Plan”) and the Terms and Conditions of Nonqualified Stock Option (the “Terms”), which are attached and incorporated herein by this reference. This notice of Grant of Stock Option, together with the Terms, will be referred to as your Option Agreement. The Option has been granted to you in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to you. Capitalized terms are defined in the Plan if not defined herein or in the Terms. You acknowledge receipt of a copy of the Terms. The Plan is currently available to view or download on EmployEase / MSCC Company Guide / 2008 Performance Incentive Plan. Alternatively, you may call the Company to obtain the Plan at: (949) 221-7102.

The date, amount and exercise price of this grant will be reflected on the Merrill Lynch AwardChoice administration system and you must accept or decline this grant via the AwardChoice system. To access the AwardChoice system, login to http://www.benefits.ml.com.

If this is your first Microsemi stock option grant, Merrill Lynch will mail you a personal identification number (“PIN”). You will use this PIN to create an account with Merrill Lynch and manage your stock option exercises. Should you have any questions regarding account setup, you may contact Merrill Lynch at (877) 767-2404 within the United States or (609) 818-8894 outside the United States.

MICROSEMI CORPORATION

By:
Name:	James J. Peterson
Title:	President & CEO

MICROSEMI CORPORATION

2008 PERFORMANCE INCENTIVE PLAN

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

1.	General.

These Terms and Conditions of Nonqualified Stock Option (these “Terms”) apply to a particular stock option (the “Option”) if incorporated by reference in the Notice of Grant of Stock Option (the “Grant Notice”) corresponding to that particular grant. The recipient of the Option identified in the Grant Notice is referred to as the “Grantee.” The per share exercise price of the Option as set forth in the Grant Notice is referred to as the “Exercise Price.” The effective date of grant of the Option as set forth in the Grant Notice is referred to as the “Award Date.” The exercise price and the number of shares covered by the Option are subject to adjustment under Section 7.1 of the Plan.

The Option was granted under and subject to the Microsemi Corporation 2008 Performance Incentive Plan (the “Plan”). Capitalized terms are defined in the Plan if not defined herein. The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. The Grant Notice and these Terms are collectively referred to as the “Option Agreement” applicable to the Option.

2.	Vesting; Limits on Exercise; Incentive Stock Option Status.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the Grant Notice. The Option may be exercised only to the extent the Option is vested and exercisable.

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Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•	Nonqualified Stock Option. The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.

3.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule applicable to the Option requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 5 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation.

4.	Method of Exercise of Option.

The Option shall be exercisable by (a) completing such Option exercise notification and procedural requirements as the Administrator may require from time to time, and (b) paying the full Exercise Price of the shares to be purchased on exercise of the Option (and satisfying all applicable tax withholding requirements as set forth in Section 8.5 of the Plan) in cash or by such non-cash or “cashless exercise” procedure with a third party as the Administrator may permit from time to time. While the Administrator reserves the right to change these procedures from time to time without advance notice and without the Grantee’s consent, as of the Award Date the Company’s outside stock option recordkeeper is Merrill Lynch and individual option records with Merrill Lynch may be accessed in the following ways:

Online at www.benefits.ml.com

By telephone using the Interactive Voice Response System (IVR) or through a Merrill Lynch Participant Service Representative. The telephone numbers are: (877) 767-2404 within the United States, Puerto Rico and Canada. All others dial: (609) 818-8894.

By standard mail at:

Merrill Lynch Client Account Services ESOP, P.O. Box 1540, Pennington, NJ 08534-9953

By overnight delivery at:

Merrill Lynch Client Account Services ESOP, 1800 Merrill Lynch Drive, MSC 0802, Pennington, NJ 08534-9953

After contacting Merrill Lynch, you will be notified as to the method(s) available to exercise your vested and exercisable options at that time.

5.	Early Termination of Option.

5.1 Expiration Date. Subject to earlier termination as provided below in this Section 5, the Option will terminate on the “Expiration Date” set forth in the Grant Notice (the “Expiration Date”).

5.2 Possible Termination of Option upon Certain Corporate Events. The Option is subject to termination in connection with certain corporate events as provided in Section 7.2 of the Plan.

5.3 Termination of Option upon a Termination of Grantee’s Employment or Services. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 5.2 above, if the Grantee ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the following rules shall apply (the last day that the Grantee is employed by or provides services to the Corporation or a Subsidiary is referred to as the Grantee’s “Severance Date”):

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other than as expressly provided below in this Section 5.3, (a) the Grantee will have until the date that is 3 months after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 3-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period;

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if the termination of the Grantee’s employment or services is the result of the Grantee’s death or Total Disability (as defined below), (a) the Grantee (or his beneficiary or personal representative, as the case may be) will have until the date that is 12 months after the Grantee’s Severance Date to exercise the Option, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 12-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period.

For purposes of the Option, “Total Disability” means a “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code or as otherwise determined by the Administrator).

In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 5.2. The Administrator shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Option Agreement.

6.	Non-Transferability.

The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.7 of the Plan.

7.	Notices.

Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Grantee is no longer employed by the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 7.

8.	Plan.

The Option and all rights of the Grantee under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Grantee agrees to be bound by the terms of the Plan and this Option Agreement. The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

9.	Entire Agreement.

This Option Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

10.	Governing Law.

This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

11.	Effect of this Agreement.

Subject to the Corporation’s right to terminate the Option pursuant to Section 7.2 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

12.	Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13.	Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.